EXHIBIT 32.2

METALS USA, INC. AND SUBSIDIARIES

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of Metals USA, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Terry L. Freeman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

3.               The Periodic Report fully complies with the requirements of Section 13(a) or 15(d), as applicable,  of the Securities Exchange Act of 1934; and

4.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

Dated: October 27, 2005	/S/ TERRY L. FREEMAN
Terry L. Freeman
Chief Financial Officer

                The foregoing Certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure statement.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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